036 Putnam Tax Free High Yield
7/31/03 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		62,743
Class B		13,045
Class C		611

72DD2	(000s omitted)

Class M		602
Class Y		--

73A1

Class A		0.737497
Class B		0.672763
Class C		0.636806

73A2

Class M		0.699862
Class Y		--

74U1	(000s omitted)

Class A		81,299
Class B		18,084
Class C		     977

74U2	(000s omitted)

Class M		   847
Class Y		    --

74V1

Class A		12.31
Class B		12.33
Class C		12.31

74V2

Class M		12.31
Class Y		--